Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President, Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports 2003 Fourth Quarter & Annual Results

Quarterly EPS from Continuing Operations of $0.49 Excluding Items

PLANO, TX (February 23, 2004) - Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three months and year ended December 31, 2003. For the three months, the Company reported revenues of $1.05 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $142.9 million; diluted earnings per share (“EPS”) after discontinued operations of $(0.01); diluted EPS from continuing operations of $0.03; and diluted EPS from continuing operations, excluding two items, of $0.49.

The two excluded items were (i) refinancing transaction costs of $39.9 million ($24.9 million after tax) related to refinancing $325 million in 11% Senior Subordinated Notes with $600 million in 7% Senior Subordinated Notes, and (ii) a non-cash impairment of fixed assets of $16.3 million ($10.2 million after tax) related to a hospital that the Company recently decided to sell. The Company signed a definitive agreement on February 20, 2004, to sell Alice Regional Hospital (“Alice”) for an undisclosed amount that is $16.3 million less than the carrying value of the hospital’s fixed assets, and expects to consummate the transaction by April 30, 2004. Accordingly, the Company recorded an impairment as of December 31 to reflect the fair market value now implied by the expected sales price. For the three months and year ended December 31, 2003, the Company still reported Alice in continuing operations because the Company had not decided to sell by December 31. For 2004, the Company expects to begin reporting Alice in discontinued operations, with prior periods reclassified. The Company expects the reclassification to have no significant impact on 2004 diluted EPS from continuing operations.

For the three months and year ended December 31, 2003, the Company reported in discontinued operations, with prior periods reclassified, the results from Cambio Health Solutions, LLC, (“Cambio”), El Dorado Hospital (“El Dorado”), and Medical Center at Terrell (“Terrell”). The Company had already completed or made decisions prior to December 31 to complete the divestiture of those assets. The Company made Cambio independent in the fourth quarter of 2003; sold El Dorado on February 1, 2004; and decided to exit Terrell in the second quarter of 2004. The Company has offered Terrell for sale and will terminate its lease if the hospital is not sold. The Company previously stated on January 12, 2004, that it expected the net impact of discontinued operations to be essentially neutral to diluted EPS, but the Company subsequently settled a dispute related to a minority interest in Cambio that resulted in a net loss from discontinued operations for the fourth quarter.

During the fourth quarter, the Company completed seven acquisitions. On October 1, the Company closed a transaction with McKenzie-Willamette Hospital, a not-for-profit hospital in Oregon, in which it formed a venture to operate the hospital’s existing facility and build a replacement; Triad contributed $20 million to the venture (including $13 million in cash) and incurred an obligation, with interest, to build a replacement hospital. On December 1, the Company closed an acquisition of four hospitals in Arkansas from subsidiaries of Tenet Healthcare Corporation (NYSE: THC) for $142 million, excluding accounts receivable. Also on December 1, the Company formed a venture with Valley Hospital, a not-for-profit hospital in Alaska, to operate the hospital’s existing facility and build a replacement; Triad contributed $25 million to this venture (including $23 million in cash) and incurred an obligation, with interest, to build a replacement hospital. Finally, on December 1, the Company completed an asset acquisition and facility lease of Woodward Regional Hospital in Woodward, Oklahoma, for $6.6 million, including working capital.

For the three months, on a same-facility basis compared to the prior year three month period, inpatient admissions increased 7.2%, adjusted admissions increased 8.2%, inpatient surgeries increased 4.1%, patient revenue per adjusted admission increased 4.3%, patient revenues increased 12.8%, and revenues increased 11.8%. Same-facility results included facilities owned for the full fourth quarter of both years.

For the three months, cash flow from operating activities was $70.9 million after cash interest and tax, or $129.9 million before cash interest and tax of $59.0 million. The Company spent $98.2 million on capital expenditures and $185.3 million on acquisitions during the quarter. The Company also paid debt principal of $488.8 million during the quarter, including $320.8 million of the 11% Senior Subordinated Notes and $150 million of its Tranche A and Tranche B bank debt, with some of the proceeds from the issuance of the $600 million in 7% Senior Subordinated Notes.

At December 31, cash and cash equivalents were $15.2 million, and the Company had $221 million available under its $250 million revolving credit facility which was reduced by $29 million of outstanding letters of credit. Long-term debt outstanding was $1.76 billion, and stockholders’ equity totaled $2.08 billion.

For the year, the Company reported revenues of $3.87 billion; adjusted EBITDA of $543.9 million; diluted EPS after discontinued operations of $1.26; diluted EPS from continuing operations of $1.32; and diluted EPS from continuing operations, excluding the refinancing costs and non-cash impairment, of $1.78. Cash flow from operating activities for the year was $363.8 million after cash interest and tax, or $500.2 million before cash interest and tax of $136.4 million. The Company spent $281.1 million on capital expenditures, spent $185.3 million on acquisitions, paid debt principal of $539.5 million during the year, and received proceeds of $600 million from issuance of long-term debt.

During the first quarter of 2004, the Company expects to report a pre-tax gain of approximately $82 million ($0.62 after-tax impact to EPS) on the sale of two hospitals and three ambulatory surgery centers in the Kansas City area to HCA (NYSE: HCA). The Company signed a definitive agreement on January 30, 2004, to sell the facilities for approximately $136 million, based on HCA’s exercise of a call option. The sale will result in elimination annually of approximately $18 million in cash flow from operations (rental revenue) and approximately $5 million in depreciation expense. For the three months and year ended December 31, 2003, the Company still reported operating results from these facilities in continuing operations because the Company had not reached a definitive agreement before December 31. However, for 2004, the Company will report Kansas City, including both the $82 million gain and the operating results, in discontinued operations, with prior periods reclassified. Neither the expected gain nor the operating results from the Kansas City facilities are included in the Company’s guidance for 2004 diluted EPS from continuing operations.

The Company reiterated its guidance for 2004 diluted EPS from continuing operations of $2.28-2.36. The Company continues to expect provision for doubtful accounts to comprise approximately 10% of net revenue in 2004 (before implementation of a new charity policy), but the Company believes the provision will be subject to change throughout 2004 based on evolving business conditions and the effectiveness of Company actions in response, and this may significantly impact 2004 EPS.

Triad will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) tomorrow, Tuesday, February 24, to discuss these results. To listen to the call, please call (913) 981-5509 or (800) 289-0730, confirmation code 769799. This conference call will be simulcast on the Internet via the Triad Web site at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at (719) 457-0820 or (888) 203-1112, confirmation code 769799.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 56 hospitals (including two under construction) and 16 ambulatory surgery centers in 18 states with approximately 9,400 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2003 and 2002

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2003			2002 (1)
	Amount	Percentage		Amount	Percentage
Revenues	$1,051.0	100.0%		$895.9	100.0%

Salaries and benefits	423.0	40.2%		379.2	42.3%
Reimbursable expenses	12.3	1.2%		12.7	1.4%
Supplies	166.3	15.8%		132.1	14.8%
Other operating expenses	195.1	18.6%		160.5	17.9%
Provision for doubtful accounts	113.9	10.8%		73.9	8.2%
Depreciation	44.9	4.3%		39.1	4.3%
Amortization	1.5	0.1%		1.4	0.2%
Interest expense	33.2	3.2%		33.7	3.8%
Refinancing transaction costs	39.9	3.8%		—	0.0%
ESOP expense	2.3	0.2%		2.5	0.3%
Gain on sales of assets	(0.4)	0.0%		(2.0)	(0.2%	)
Impairment of long-lived assets	16.3	1.5%		—	0.0%

Total operating expenses	1,048.3	99.7%		833.1	93.0%

Income from continuing operations before minority interests, equity in earnings and income tax provision	2.7	0.3%		62.8	7.0%
Minority interests in earnings of consolidated entities	(1.1)	(0.1%	)	(3.8)	(0.4%	)
Equity in earnings of affiliates	2.5	0.2%		3.1	0.3%

Income from continuing operations before income tax provision	4.1	0.4%		62.1	6.9%

Income tax provision	(1.7)	(0.1%	)	(25.1)	(2.8%	)

Income from continuing operations	2.4	0.3%		37.0	4.1%

Loss from discontinued operations	(2.9)	(0.3%	)	(1.3)	(0.1%	)

Net income (loss)	$(0.5)	0.0%		$35.7	4.0%

Basic income (loss) per common share:
Continuing operations	$0.03			$0.51
Discontinued operations	$(0.04)			$(0.02)

Net	$(0.01)			$0.49

Diluted income (loss) per common share:
Continuing operations	$0.03			$0.49
Discontinued operations	$(0.04)			$(0.02)

Net	$(0.01)			$0.47

Shares used in earnings per share calculations	73,849,422			72,880,990
Shares used in diluted earnings per share calculations	76,102,409			75,406,472

(1)	2002 results have been reclassified to reflect discontinued operations.

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended December 31, 2003 and 2002

Unaudited

(Dollars in millions)

	For the three months ended
	2003							2002 (1)
	Amount	Percentage		Reconciling Items	Amount	Percentage		Amount	Percentage
Revenues	$1,051.0	100.0%		$—	$1,051.0	100.0%		$895.9	100.0%

Salaries and benefits	423.0	40.2%		—	423.0	40.2%		379.2	42.3%
Reimbursable expenses	12.3	1.2%		—	12.3	1.2%		12.7	1.4%
Supplies	166.3	15.8%		—	166.3	15.8%		132.1	14.8%
Other operating expenses	195.1	18.6%		—	195.1	18.6%		160.5	17.9%
Provision for doubtful accounts	113.9	10.8%		—	113.9	10.8%		73.9	8.2%
Equity in earnings of affiliates	(2.5)	(0.2%	)	—	(2.5)	(0.2%	)	(3.1)	(0.3%	)

	908.1	86.4%		—	908.1	86.4%		755.3	84.3%

Adjusted EBITDA (2)	142.9	13.6%		—	142.9	13.6%		140.6	15.7%

Depreciation	44.9	4.3%		—	44.9	4.3%		39.1	4.3%
Amortization	1.5	0.1%		—	1.5	0.1%		1.4	0.2%
Interest expense	33.2	3.2%		—	33.2	3.2%		33.7	3.8%
Refinancing transaction costs	—	0.0%		39.9	39.9	3.8%		—	0.0%
ESOP expense	2.3	0.2%		—	2.3	0.2%		2.5	0.3%
Gain on sales of assets	(0.4)	0.0%		—	(0.4)	0.0%		(2.0)	(0.2%	)
Minority interests in earnings of consolidated entities	1.1	0.1%		—	1.1	0.1%		3.8	0.4%
Impairment of long-lived assets	—	0.0%		16.3	16.3	1.5%		—	0.0%

	82.6	7.9%		56.2	138.8	13.2%		78.5	8.8%

Income from continuing operations before income tax provision	60.3	5.7%		(56.2)	4.1	0.4%		62.1	6.9%

Income tax provision	(22.8)	(2.1%	)	21.1	(1.7)	(0.1%	)	(25.1)	(2.8%	)

Income from continuing operations	37.5	3.6%		(35.1)	2.4	0.3%		37.0	4.1%

Loss from discontinued operations	(2.9)	(0.3%	)	—	(2.9)	(0.3%	)	(1.3)	(0.1%	)

Net income (loss)	$34.6	3.3%		$(35.1)	$(0.5)	0.0%		$35.7	4.0%

Basic income (loss) per common share:
Continuing operations	$0.51			$(0.48)	$0.03			$0.51
Discontinued operations	$(0.04)			$—	$(0.04)			$(0.02)

Net	$0.47			$(0.48)	$(0.01)			$0.49

Diluted income (loss) per common share:
Continuing operations	$0.49			$(0.46)	$0.03			$0.49
Discontinued operations	$(0.04)			$—	$(0.04)			$(0.02)

Net	$0.45			$(0.46)	$(0.01)			$0.47

(1)	2002 results have been reclassified to reflect discontinued operations.
(2)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, refinancing transaction costs, ESOP expense, gain on sales of assets, impairment of long-lived assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad's debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2003 and 2002

Unaudited

(Dollars in millions, except for earnings per share)

	For the year ended
	2003			2002 (1)
	Amount	Percentage		Amount	Percentage
Revenues	$3,865.9	100.0%		$3,440.9	100.0%

Salaries and benefits	1,577.1	40.8%		1,442.2	41.9%
Reimbursable expenses	51.6	1.3%		54.7	1.6%
Supplies	604.4	15.6%		530.8	15.4%
Other operating expenses	717.1	18.6%		624.3	18.1%
Provision for doubtful accounts	397.2	10.3%		266.9	7.8%
Depreciation	170.5	4.4%		157.9	4.6%
Amortization	5.9	0.2%		6.0	0.2%
Interest expense	131.1	3.4%		134.9	3.9%
Refinancing transaction costs	39.9	1.0%		—	0.0%
Litigation settlements	—	0.0%		(10.4)	(0.3%	)
ESOP expense	8.5	0.2%		10.8	0.3%
Gain on sales of assets	(1.4)	0.0%		(4.5)	(0.1%	)
Impairment of long-lived assets	16.3	0.4%		—	0.0%

Total operating expenses	3,718.2	96.2%		3,213.6	93.4%

Income from continuing operations before minority interests, equity in earnings and income tax provision	147.7	3.8%		227.3	6.6%
Minority interests in earnings of consolidated entities	(8.1)	(0.2%	)	(14.8)	(0.4%	)
Equity in earnings of affiliates	25.4	0.7%		21.7	0.6%

Income from continuing operations before income tax provision	165.0	4.3%		234.2	6.8%

Income tax provision	(65.6)	(1.7%	)	(93.6)	(2.7%	)

Income from continuing operations	99.4	2.6%		140.6	4.1%

Income (loss) from discontinued operations	(4.2)	(0.1%	)	0.9	0.0%

Net income	$95.2	2.5%		$141.5	4.1%

Basic income (loss) per common share:
Continuing operations	$1.35			$1.96
Discontinued operations	$(0.06)			$0.01

Net	$1.29			$1.97

Diluted income (loss) per common share:
Continuing operations	$1.32			$1.88
Discontinued operations	$(0.06)			$0.01

Net	$1.26			$1.89

Shares used in earnings per share calculations	73,513,542			71,702,847
Shares used in diluted earnings per share calculations	75,363,737			74,996,461

(1)	2002 results have been reclassified to reflect discontinued operations.

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended December 31, 2003 and 2002

Unaudited

(Dollars in millions)

	For the year ended
	2003							2002 (1)
	Amount	Percentage		Reconciling Items	Amount	Percentage		Amount	Percentage
Revenues	$3,865.9	100.0%		$—	$3,865.9	100.0%		$3,440.9	100.0%

Salaries and benefits	1,577.1	40.8%		—	1,577.1	40.8%		1,442.2	41.9%
Reimbursable expenses	51.6	1.3%		—	51.6	1.3%		54.7	1.6%
Supplies	604.4	15.6%		—	604.4	15.6%		530.8	15.4%
Other operating expenses	717.1	18.6%		—	717.1	18.6%		624.3	18.1%
Provision for doubtful accounts	397.2	10.3%		—	397.2	10.3%		266.9	7.8%
Equity in earnings of affiliates	(25.4)	(0.7%	)	—	(25.4)	(0.7%	)	(21.7)	(0.6%	)

	3,322.0	85.9%		—	3,322.0	85.9%		2,897.2	84.2%

Adjusted EBITDA (2)	543.9	14.1%		—	543.9	14.1%		543.7	15.8%

Depreciation	170.5	4.4%		—	170.5	4.4%		157.9	4.6%
Amortization	5.9	0.2%		—	5.9	0.2%		6.0	0.2%
Interest expense	131.1	3.4%		—	131.1	3.4%		134.9	3.9%
Refinancing transaction costs	—	0.0%		39.9	39.9	1.0%		—	0.0%
Litigation settlements	—	0.0%		—	—	0.0%		(10.4)	(0.3%	)
ESOP expense	8.5	0.2%		—	8.5	0.2%		10.8	0.3%
Gain on sales of assets	(1.4)	0.0%		—	(1.4)	0.0%		(4.5)	(0.1%	)
Minority interests in earnings of consolidated entities	8.1	0.2%		—	8.1	0.2%		14.8	0.4%
Impairment of long-lived assets	—	0.0%		16.3	16.3	0.4%		—	0.0%

	322.7	8.4%		56.2	378.9	9.8%		309.5	9.0%

Income from continuing operations before income tax provision	221.2	5.7%		(56.2)	165.0	4.3%		234.2	6.8%

Income tax provision	(86.7)	(2.2%	)	21.1	(65.6)	(1.7%	)	(93.6)	(2.7%	)

Income from continuing operations	134.5	3.5%		(35.1)	99.4	2.6%		140.6	4.1%

Income (loss) from discontinued operations	(4.2)	(0.1%	)	—	(4.2)	(0.1%	)	0.9	0.0%

Net income	$130.3	3.4%		$(35.1)	$95.2	2.5%		$141.5	4.1%

Basic income (loss) per common share:
Continuing operations	$1.83			$(0.48)	$1.35			$1.96
Discontinued operations	$(0.06)			$—	$(0.06)			$0.01

Net	$1.77			$(0.48)	$1.29			$1.97

Diluted income (loss) per common share:
Continuing operations	$1.78			$(0.46)	$1.32			$1.88
Discontinued operations	$(0.06)			$—	$(0.06)			$0.01

Net	$1.72			$(0.46)	$1.26			$1.89

(1)	2002 results have been reclassified to reflect discontinued operations.
(2)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, refinancing transaction costs, ESOP expense, gain on sales of assets, impairment of long-lived assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad's debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Operating Data—Same-Facility (1)

Unaudited

	For the three months ended December 31,
	2003	2002 (2)	Change
Volume Statistics (3)
Number of hospitals	43	43	—
Licensed beds	7,372	7,366	6
Inpatient admissions	72,426	67,553	7.2%
Average length of stay (days)	4.9	4.9	0.0%
Inpatient surgeries	27,025	25,957	4.1%
Outpatient surgeries	73,740	69,672	5.8%
Outpatient visits (excluding outpatient surgeries)	845,068	794,015	6.4%
Outpatient visits (including outpatient surgeries)	918,808	863,687	6.4%
Adjusted patient days	610,496	563,420	8.4%
Adjusted admissions	123,877	114,512	8.2%

Rate Statistics (3)
Patient revenue per adjusted patient day	$1,556.2	$1,494.8	4.1%
Patient revenue per adjusted admission	$7,669.2	$7,353.8	4.3%

Revenues (millions)
Inpatient % of patient revenues (3)	55%	57%	(2.0%	)

Outpatient % of patient revenues (3)	45%	43%	2.0%

Patient revenues (3)	$950.0	$842.2	12.8%

Non-patient revenues (4)	$51.6	$53.7	(3.9%	)

Revenues	$1,001.6	$895.9	11.8%

(1)	Same-facility operating data include facilities owned and operated in both years. They:

— Exclude 7 hospitals acquired fourth quarter 2003 with 874 beds;

— Exclude 2 hospitals reclassified to discontinued operations with 296 beds (one sold first quarter 2004);

— Exclude 2 new hospitals under construction with 136 beds;

— Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	2002 results have been reclassified to reflect discontinued operations.

(3)	Volume statistics, rate statistics, and patient revenues:

— Exclude the QHR hospital management, consulting and advisory services subsidiary;

— Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others.

(4)	Non-patient revenues:

— Include the QHR hospital management, consulting and advisory services subsidiary (except QHR's Cambio subsidiary,

 reclassified to discontinued operations);

— Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;

— Include other sources.

Triad Hospitals, Inc.

Operating Data—Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the periods ended December 31, 2003
	3 months	Year
Volume Statistics (2)
Number of hospitals	50	50
Licensed beds	8,246	8,246
Admissions	80,520	314,603
Average length of stay (days)	4.9	4.9
Inpatient surgeries	29,793	116,802
Outpatient surgeries	79,247	305,933
Outpatient visits (excluding outpatient surgeries)	953,293	3,750,782
Outpatient visits (including outpatient surgeries)	1,032,540	4,056,715
Adjusted patient days	672,163	2,611,479
Adjusted admissions	136,799	536,741

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,572.1	$1,538.9
Patient revenue per adjusted admission	$7,724.5	$7,487.6

Revenues (millions)
Inpatient % of patient revenues (2)	55%	54%

Outpatient % of patient revenues (2)	45%	46%

Patient revenues (2)	$1,056.7	$4,018.9

Non-patient revenues (3)	$54.9	$222.4

Revenues	$1,111.6	$4,241.3

(1)	Pro forma operating data include recent acquisitions. They:

— Include 7 hospitals acquired fourth quarter 2003 with 874 beds on a pro forma basis as if owned since January 1, 2003;

— Exclude 2 hospitals reclassified to discontinued operations with 296 beds (one sold first quarter 2004);

— Exclude 2 new hospitals under construction with 136 beds;

— Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	Volume statistics and patient revenues:

— Exclude the QHR hospital management, consulting and advisory services subsidiary;

— Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others.

(3)	Non-patient revenues:

— Include the QHR hospital management, consulting and advisory services subsidiary (except QHR's Cambio subsidiary,      reclassified to discontinued operations);

— Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;

— Include other sources.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	December 31,	December 31,
	2003	2002 (1)
Assets
Current assets
Cash and cash equivalents	$15.2	$68.3
Accounts receivable less allowances for doubtful accounts of $257.4 at December 31, 2003 and $170.7 at December 31, 2002	607.0	495.8
Inventories	111.7	92.4
Deferred income taxes	36.5	62.3
Prepaid expenses	43.4	36.5
Discontinued operations assets	51.4	58.4
Other	62.0	72.5

	927.2	886.2
Property and equipment, at cost:
Land	177.0	166.8
Buildings and improvements	1,503.1	1,310.3
Equipment	1,239.7	1,119.4
Construction in progress	145.2	79.6

	3,065.0	2,676.1
Accumulated depreciation	(896.4)	(757.0)

	2,168.6	1,919.1

Goodwill	1,253.1	1,218.4
Intangible assets, net of accumulated amortization	71.5	72.0
Investment in and advances to affiliates	191.1	179.7
Other	123.9	106.2

Total assets	$4,735.4	$4,381.6

Liabilities and Equity
Current liabilities
Accounts payable	$153.8	$129.9
Accrued salaries	123.8	104.1
Current portion of long-term debt	74.5	72.8
Discontinued operations liabilities	9.2	8.8
Other current liabilities	145.8	130.1

	507.1	445.7

Long-term debt	1,685.0	1,618.4
Other liabilities	118.1	86.6
Deferred taxes	174.7	151.1
Minority interests in equity of consolidated entities	174.2	125.3

Stockholders' equity
Common stock	0.8	0.7
Additional paid-in capital	1,904.6	1,883.5
Accumulated other comprehensive loss	(2.1)	(4.0)
Unearned ESOP compensation	(17.2)	(20.7)
Accumulated earnings	190.2	95.0

Total stockholders' equity	2,076.3	1,954.5

Total liabilities and stockholders' equity	$4,735.4	$4,381.6

(1)   2002 results have been reclassified to reflect discontinued operations.

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended December 31, 2003 and 2002

Unaudited

(Dollars in millions)

	For the three months ended		For the year ended
	2003	2002 (1)	2003	2002 (1)
Cash flows from operating activities
Net income (loss)	$(0.5)	$35.7	$95.2	$141.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	2.9	1.3	4.2	(0.9)
Provision for doubtful accounts	113.9	73.9	397.2	266.9
Depreciation and amortization	46.4	40.5	176.4	163.9
ESOP expense	2.3	2.5	8.5	10.8
Minority interests	1.1	3.8	8.1	14.8
Equity in earnings of affiliates	(2.5)	(3.1)	(25.4)	(21.7)
Gain on sales of assets	(0.4)	(2.0)	(1.4)	(4.5)
Deferred income tax provision (benefit)	(3.8)	13.9	48.3	83.7
Impairment of long-lived assets	16.3	—	16.3	—
Refinancing transaction costs	39.9	—	39.9	—
Non-cash interest expense	3.4	3.2	9.4	9.0
Non-cash stock option expense	0.1	0.1	0.4	0.4
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(167.8)	(98.2)	(463.9)	(326.8)
Inventories and other assets	(5.5)	—	(19.5)	(23.1)
Accounts payable and other current liabilities	16.5	0.2	43.9	18.2
Other	8.6	16.0	26.2	26.1

Net cash provided by operating activities	70.9	87.8	363.8	358.3

Cash flows from investing activities
Purchases of property and equipment	(98.2)	(71.6)	(281.1)	(296.6)
Distributions and advances from affiliates	3.8	10.1	14.7	31.7
Proceeds received on sales of assets	9.3	2.1	13.1	6.8
Acquisitions, net of cash acquired	(185.3)	—	(185.3)	(10.1)
Restricted cash	—	—	—	5.7
Other	2.1	0.2	2.1	0.7

Net cash used in investing activities	(268.3)	(59.2)	(436.5)	(261.8)

Cash flows from financing activities
Payments of long-term debt	(488.8)	(17.9)	(539.5)	(83.8)
Proceeds from issuance of long-term debt	600.3	—	600.3	—
Payment of debt issue costs	(15.3)	(1.5)	(15.3)	(1.5)
Payment of refinancing transactions costs	(33.1)	—	(33.1)	—
Proceeds from issuance of common stock	7.1	7.5	14.8	42.4
Proceeds from executive stock purchase plan loans	—	—	—	10.1
Distributions to minority partners, net	2.2	(0.3)	(7.6)	(11.7)

Net cash provided by (used in) financing activities	72.4	(12.2)	19.6	(44.5)

Change in cash and cash equivalents	(125.0)	16.4	(53.1)	52.0

Cash and cash equivalents at beginning of period	140.2	51.9	68.3	16.3

Cash and cash equivalents at end of period	$15.2	$68.3	$15.2	$68.3

Interest payments	51.9	54.2	125.0	132.2
Income tax payments	7.1	1.4	11.4	12.5

(1)	2002 results have been reclassified to reflect discontinued operations.